PLACEMENT AGENCY AGREEMENT

THIS AGREEMENT ("Agreement") is made as of the 16th day of April 2003, by and between Storage Alliance, Inc., the (""Company""), and, J.P. Carey Securities Inc., a Georgia corporation (the "Agent").

WITNESSETH:

WHEREAS, the Company desires to consider strategic alternatives available to it which include, but are not limited to, issuing and selling equity and/or debt of the Company in the amount of up to $1,500,000.00; and

WHEREAS, the Agent has offered to assist the Company in the procurement, if necessary, of potential purchasers of the Company's equity and/or debt, and the Company desires to secure the services of the Agent on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants herein contained, the parties hereto do hereby agree as follows:

1. Engagement of Agent. The Company hereby appoints the Agent as exclusive for Agent for 45 days to procure potential purchasers of the Company's equity and/or debt (the "Agent Services"). The Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment. This appointment shall be irrevocable for the period commencing as of the date hereof and ending upon the termination of the Agreement in accordance with Section 7 hereof (the "Term"). The Company shall also grant to the Agent a first right of refusal on all future equity or equity related offerings for a period of one year if a financing is completed with an investor who has previously invested in the Company as a direct result of the Agent's Services provided under this Agreement..

2. Representations and Warranties of the Company. In order to induce the Agent to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Agent as follows:

(a) Accuracy of Information. All information provided by the Company to the Agent regarding the Company is true and does not omit any material fact necessary to make such information, in light of the circumstances under which it was delivered, not misleading. If during the Term, any event occurs or any event known to the Company relating to or affecting the Company and/or the Agent shall occur as a result of which the information provided to the Agent becomes incorrect or misleading, the Company shall inform the Agent of such occurrence within a reasonable period of time.

(b) No Defaults. The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Company (in any respect that is material to the Company), any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any property of the Company is bound, or to the best of the Company's knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or any property of the Company, which breach would have a material adverse affect on the business or financial condition of the Company.

(c) Incorporation and Authorization. The Company is duly formed and validly existing in good standing as a corporation under the laws of the State of its incorporation. The execution and delivery by the Company of this Agreement have been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of the Company, except as enforcement may be limited by general principles of equity and by bankruptcy and other laws affecting creditors' rights generally

3. Representations and Warranties of the Agent. In order to induce the Company to enter into this Agreement, the Agent hereby represents and warrants to and agrees with the Company as follows:

(a) No Defaults. The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Agent (in any respect that is material to the Agent), any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Agent is a party or by which the Agent or any property of the Agent is bound, or to the Agent's knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Agent or any property of the Agent.

(b) Incorporation and Authorization. The Agent is duly formed and validly existing in good standing as a corporation under the laws of the State of its incorporation. The execution and delivery by the Agent of this Agreement have been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of the Agent, except as enforcement may be limited by general principles of equity and by bankruptcy and other laws affecting creditors' rights generally

(c) Registered Broker Dealer. The Agent is duly registered and qualified as a broker dealer in such jurisdictions and with such regulatory bodies as is necessary in order to legally carry out the transactions contemplated by this Agreement.

4. Placement Fee. The Company shall pay, upon receipt of the cash proceeds from a financing that is completed as a direct result of the Agent's Services under this Agreement, the Agent a fee of seven percent (7%) of the gross subscription proceeds of an equity and/or debt offering by the Company from purchasers procured by the Agent; provided such subscriptions are accepted by the Company. The Company shall also issue, within ten days of the closing of each financing completed as a direct result of the Agent's Services under this Agreement, to the Agent five percent (5%) three-year callable warrants for every dollar raised by the Agent in conjunction with such offering at a strike price equal to 125% of the closing bid price on the date of each closing.

5. Non-Circumvention. The Company hereby agrees as follows:

(a) The Company agrees to maintain the confidentiality of the Agent's clients, except as required by applicable law. Such clients shall be those entities or individuals that the Agent has procured for investment in the Company (the "Clients"). For a period of two (2) years from the termination of this Agreement, the Company will not solicit or enter into any transaction covered by this Agreement with the Clients without the written consent of the Agent and payment to the Agent compensation no less than the compensation to be paid to the Agent hereunder.

(b) In the event that the Company breaches Section 6(a) of this Agreement, the Agent shall be entitled to receive compensation in the same proportion to the transaction done without the Agent's participation as the compensation to the Agent under this Agreement bears to the transaction.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Agent and the Agent's employees, accountants, attorneys and agents (the "Agent's Indemnitees") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under any statute or at common law for any legal or other expenses (including the costs of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon a breach of this Agreement; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amount paid in settlement of any such litigation, if such settlements are made without the consent of the Company, nor shall it apply to the Agent's Indemnitees in respect to any such losses, claims, damages or liabilities arising out of or based upon any breach on their part of this Agreement, nor shall it apply to the Agent's Indemnities if the claim damage or liability resulted from a fraudulent or negligent act of any of the Agent's Indemnities. This indemnity is in addition to any other liability the Company may otherwise have to the Agent's Indemnitees. The Agent's Indemnitees agree, within ten (10) days after the receipt by them of written notice of the commencement of any action against them in respect to which indemnity may be sought from the Company under this Section 6(a), to notify the Company in writing of the commencement of such action; provided, however, that the failure of the Agent's Indemnitees to notify the Company of any such action shall not relieve the Company from any liability which it may have to the Agent's Indemnitees on account of the indemnity contained in this Section 6(a), and further shall not relieve the Company from any other liability which it may have to the Agent's Indemnitees, and if the Agent's Indemnitees shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that the Company shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Agent's Indemnitees, defendant or defendants, in such litigation. The Company agrees to notify the Agent's Indemnitees promptly of the commencement of any litigation or proceedings against the Company or any of the Company's officers or directors of which the Company may be advised in connection with this Agreement and to furnish to the Agent's Indemnitees, at their request, to provide copies of all pleadings therein and to permit the Agent's Indemnitees to be observers therein and apprise the Agent's Indemnitees of all developments therein, all at the Company's expense.

(b) The Agent agrees, in the same manner and to the same extent as set forth in Section 6(a) above, to indemnify and hold harmless the Company and the Company's employees, accountants, attorneys and agents (the "Company's Indemnitees") with respect to any breach of any representation, warranty or covenant made by the Agent in this Agreement.

7. Termination.

(a) This Agreement will automatically terminate 45 days from the execution of the signature page but can be extended by mutual written consent of the Agent and Company.

(b) Any termination of this Agreement pursuant to this Section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 4 and 5 and that have been earned by the Agent up to the date of such termination; and the Company and the Agent shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6 hereof.

8. Miscellaneous.

(a) Notice. Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing, addressed to the Company, at:

If to Company: Storage Alliance, Inc.

725, 435 Fourth Avenue SW

Calgary, Alberta

Canada T2P 3A8

Attn: Jeff Ascah

Fax: (403) 262-0276

Whenever notice is required by the provisions of this Agreement to be given to the Agent, such notice shall be given in writing, addressed to the Agent, at:

If to the Agent: J.P. Carey Securities, Inc.

Atlanta Financial Center, East Tower

3343 Peachtree Road, N.E., Suite 500

Atlanta, GA 30326

Attn: Joseph Canouse

Fax: (404) 816-5339

(b) Governing Law. The validity, interpretation, and construction of this Agreement will be governed by the Laws of the State of Georgia.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

(d) Confidential Information. All confidential financial or business information (except publicly available or freely usable material otherwise obtained from another source) respecting either party will be used solely by the other party in connection with the within transactions, be revealed only to employees or contractors of such other party who are necessary to the conduct of such transactions, and be otherwise held in strict confidence.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

COMPANY

Storage Alliance, Inc.

By: /s/ signed

Name: Jeff Ascah

Title: CEO

AGENT

J.P. Carey Securities, Inc.

By: /s/ Joseph Canouse

Name: Joseph Canouse

Title: Chief Executive Officer